Exhibit 23.2

We consent to the incorporation by reference in this Registration Statement on Form S-3 of F-star Therapeutics, Inc. of our report dated February 14, 2020, relating to the consolidated financial statements of Spring Bank Pharmaceuticals, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Spring Bank Pharmaceuticals, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in such prospectus.

/s/ RSM US LLP

Boston, Massachusetts

August 13, 2021